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                                                                    Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Evergreen Resources, Inc.
1401 17th Street, Suite 1200
Denver, Colorado 80202


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated February 16, 2001, relating to the consolidated financial statements of Evergreen Resources, Inc., appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. We also hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated October 3, 2000, relating to the statements of natural gas revenues and direct operating expenses of Acquisition Properties, appearing in the Company's Current Report on Form 8-K/A dated October 13, 2000.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
Denver, Colorado
March 9, 2001